Exhibit 99.906CERT

Redwood Real Estate Income Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Michael T. Messinger, President & Principal Executive Officer of the Redwood Real Estate Income Fund, certify to my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Michael T. Messinger

By: Michael T. Messinger

President & Principal Executive Officer

Date: March 8, 2024

I, Richard M. Duff, Treasurer & Principal Financial Officer of the Redwood Real Estate Income Fund, certify to my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Richard M. Duff

Richard M. Duff

Treasurer & Principal Financial Officer

Date: March 8, 2024

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.

A signed original of this written statement required by Section 906 has been provided to the Redwood Real Estate Income Fund and will be retained by the Redwood Real Estate Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.